UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 1, 2022

MU GLOBAL HOLDING LIMITED

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-228847	30-1089215
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rm. 5, 7F., No. 296, Sec. 4, Xinyi Rd., Da’an Dist., Taipei City 106427, Taiwan (R.O.C.)

(Address of principal executive offices)

+886905153139

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	MUGH	The OTC Market – Pink Sheets

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

Board of Director of MU Global Holding Limited (the “Company”) received notification from Hsieh Chang Chung that effective on November 1, 2022, he would resign as Chief Financial Officer of the Company. Hsieh Chang Chung resignation was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Chief Financial Officer

Effective as of November 1, 2022, Niu Yen Yen appointed as Chief Financial Officer of the Company. Niu Yen Yen is also serving as Chief Executive Officer since June 4, 2018.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	RESIGNATION LETTER AS CHIEF FINANCIAL OFFICER
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MU Global Holding Limited
(Name of Registrant)

Date: November 4, 2022	By:	/s/ NIU YEN YEN
	Name:	Niu Yen Yen
	Title:	Chief Executive Officer (President, Secretary, Treasurer, Director)

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